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                                  EXHIBIT 5


                               October 1, 1996



WavePhore, Inc.
3311 North 44th Street
Phoenix, Arizona  85018

        Re:     Registration Statement on Form S-3 (File No. 333-12485)

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and sale from time to time by certain securityholders of WavePhore, Inc., an Indiana corporation (the "Company"), of up to an aggregate of 1,500,000 common shares, no par value ("Common Shares"), of the Company. The Registration Statement also relates to (i) 3,335,000 Common Shares, (ii) 165,000 warrants to purchase common shares (the "Warrants"), and (iii) 165,000 Common Shares issuable upon exercise of the Warrants registered on February 8, 1996 pursuant to Registration Statement No. 333-1198, of which 68,000 Common Shares, 165,000 Warrants, and 165,000 Common Shares issuable upon exercise of the Warrants remain available for issuance thereunder. In addition, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials, officers, and representatives of the Company and other persons, and have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Common Shares will conform in all material respects to the description thereof set forth in the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        Based upon the foregoing, we advise you that in our opinion, when the following events have occurred:

        (a) The Registration Statement has become effective under the Securities Act of 1933, as amended;
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WavePhore, Inc.
October 1, 1996
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        (b)     The due authorization, registration, and delivery of the
certificate or certificates evidencing the Common Shares has occurred; and

        (c) The Common Shares have been issued and sold in the manner specified in the Registration Statement; then

        (1) The Common Shares to be issued by you pursuant to the conversion of any Series A or Series B Convertible Preferred Shares of the Company or upon exercise of any Warrants to purchase Common Shares will be legally issued, fully-paid and nonassessable.

        The foregoing opinions are limited to the federal law of the United States of America and the general corporation law of the State of Indiana. We express no opinion as to the application of the various states' securities laws to the offer, sale, issuance or delivery of the Common Shares.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                              Very truly yours,

                            SNELL & WILMER L.L.P.